GENERAL ADMINISTRATION AGREEMENT

            THIS GENERAL ADMINISTRATION AGREEMENT, dated as of ____________ (this "Agreement"), among _______________________, as owner trustee (the "Owner Trustee"), and on behalf of CRIIMI MAE COMMERCIAL MORTGAGE TRUST [I] (the "Trust"), a business trust created under the laws of _________ pursuant to the Deposit Trust Agreement referred to below and acting through ___________, not in its individual capacity but solely as owner-trustee under such Deposit Trust Agreement (the "Owner-Trustee", which term includes any successor entity hereunder and thereunder) and _________________________, a _____________, as
general administrator (the "General Administrator").

                             W I T N E S S E T H :

            WHEREAS, the Trust was established pursuant to a Deposit Trust Agreement, dated as of ______________ (the "Deposit Trust Agreement"), between CRIIMI MAE CMBS Corp., as depositor (in such capacity, the "Depositor") and initial holder of the Owner Trust Certificates issued thereunder, and the Owner Trustee.

            WHEREAS, the Trust is issuing certain bonds (the "Bonds") pursuant to a Terms Indenture, dated as of _______________ (the "Terms Indenture"), between the Owner Trustee, on behalf of the Trust, and ______________ as indenture trustee (the "Indenture Trustee") for the benefit of holders of the Bonds, which Terms Indenture incorporates by reference the Depositor's Standard Indenture Provisions, dated as of ______________, 19__ (the "Standard Indenture Provisions"; and, the Terms Indenture, as it incorporates the Standard Indenture Provisions, the "Indenture").

            WHEREAS, pursuant to the Indenture, the Trust is required to perform certain duties in connection with the Bonds and the collateral therefor pledged pursuant to the Indenture (the "Collateral").

            WHEREAS, the Trust desires to have the General Administrator perform certain duties of the Trust referred to in the Indenture and to provide such additional services consistent with the terms of this Agreement as the Trust may from time to time request.

            WHEREAS, the General Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Trust and the Owner Trustee on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Deposit Trust Agreement as in effect on the date hereof or, if not defined therein, in the Indenture as in effect on the date hereof.

            2. Duties of the General Administrator.

            (a)   Duties with Respect to the Indenture.

            The General Administrator agrees to perform all its duties as General Administrator and certain of the duties of the Trust under the Indenture. The General Administrator shall monitor the performance by the Trust of its duties under the Indenture and shall advise the Owner Trustee when action is necessary to comply with the Trust's duties under the Indenture. The General Administrator shall prepare or cause to be prepared for execution by the Owner Trustee on behalf of the Trust, all such documents, reports, filings, instruments, certificates and opinions that the Trust is required to prepare, file or deliver pursuant to the Indenture and the Deposit Trust Agreement. In furtherance of the foregoing, the General Administrator shall take all appropriate action that the Trust is required to take pursuant to the Indenture (including, without limitation, (i) Section 6 of Terms Indenture and Section 2.12(c) of the Standard Indenture Provisions, (ii) Section 3.07 of the Standard Indenture Provisions, (iii) Sections 6.09(c), (g) and (h) of the Standard Indenture Provisions, (iv) Section 7.04(a) of the Standard Indenture Provisions, (v) Section 8 of the Terms Indenture, (vi) Section 9.01 of the Standard Indenture Provisions, (vii) Section 9.02 of the Standard Indenture Provisions, (viii) Section [15(d)] of the Terms Indenture and
      Section 3.02 of the Standard Indenture Provisions, and (ix) Section 12.15 of the Standard Indenture Provisions [add references to other appropriate sections]), except any such duties that (a) constitute non-ministerial matters (as defined and described in Section 2(c) below), (b) are expressly required to be performed by the Owner Trustee on behalf of the Issuer or (c) constitute payment obligations of the Issuer (it being understood and agreed that the General Administrator in its individual capacity shall not be responsible for any payment obligations of the Issuer).

            (b)   Performance of Duties.

                  (i) In carrying out the duties of the Trust under the Indenture and any of its other obligations under this Agreement, the General Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust and shall be on terms and conditions that are, in the General Administrator's judgment, no less favorable to the Trust than would be available from unaffiliated parties.

                  (ii) In carrying out any of its obligations under this Agreement, the General Administrator may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them.

            (c)   Non-Ministerial Matters.

                  (i) With respect to matters that in the reasonable judgment of the General Administrator are non-ministerial, the General Administrator shall not be under any obligation to take any action, and in any event shall not take any action unless the General Administrator shall have received instructions from the Owner Trustee or from Certificateholders entitled


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

      to a majority of the Voting Rights under the Deposit Trust Agreement. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                  (A) the amendment of or any supplement to the Indenture;

                  (B) the initiation of any claim or lawsuit by the Trust and the compromise or settlement of any action, claim or lawsuit brought by or against the Trust;

                  (C) the involvement in any lawsuit or other legal action against the Indenture Trustee, including, without limitation, consenting to the settlement of any third party claim by the Indenture Trustee;

                  (D) [exercising discretion with respect to any action or proposed action in connection with the Pledged Mortgage Loans to the extent the Issuer has the right to exercise such discretion under the terms of Section ___ of the Servicing and Administration Agreement];

                  (E) the appointment of successor Indenture Trustees pursuant to the Indenture;

                  (F) the removal of the Owner Trustee;

                  (G) the removal of the Indenture Trustee; and

                  (H) any action that the Issuer is entitled but not obligated to take under the Indenture;

provided that, notwithstanding the foregoing, the General Administrator may, with the consent of the Owner Trustee or Certificateholders entitled to a majority of the Voting Rights under the Deposit Trust Agreement, take any action with respect to non-ministerial matters that the General Administrator, in its good faith judgment, deems to be the best interests of the Trust. The General Administrator shall be entitled to be reimbursed by the Trust for any expenses or liabilities incurred without willful misconduct, bad faith or [gross] negligence in connection with non-ministerial matters.

                  (ii) Notwithstanding anything to the contrary in this Agreement, the General Administrator shall not be obligated to, and shall not, take any action that the Trust directs the General Administrator not to take on its behalf.

            3. Records. The General Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trust, the Depositor and the Certificateholders at any time during normal business hours.

            4. Compensation. As compensation for the performance of the General Administrator's obligations under this Agreement, the General Administrator shall be entitled to: (i)


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

a fee payable as provided under the Indenture equal to _______________; [and
(ii) interest and investment income earned on funds held on deposit in the Bond Account from time to time, which interest and income shall be payable as provided under the Indenture. The General Administrator may, subject to and in accordance with the terms of the Indenture, direct the Indenture Trustee to invest funds on deposit in the Bond Account from time to time and shall, in accordance with the Indenture, deposit into the Bond Account an amount sufficient to cover any losses in respect of the funds so invested promptly following the occurrence of each such loss, if any.]

            5. Independence of the General Administrator. For all purposes of this Agreement, the General Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust, the Owner Trustee or the Indenture Trustee with respect to the manner in which it performs its obligations hereunder. Except to the extent expressly set forth herein or otherwise authorized by the Trust, the General Administrator shall not have any authority to act for or represent the Trust, the Owner Trustee or the Indenture Trustee in any way and shall not otherwise be deemed an agent of the Trust or the Indenture Trustee.

            6. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the General Administrator and the Trust, the Owner Trustee, the Indenture Trustee or the Depositor as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose on any of them liability as such a member or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

            7. Other Activities of the General Administrator. Nothing herein shall prohibit the General Administrator or its Affiliates from (in its or their sole discretion) engaging in other businesses or from acting in a similar capacity as a general administrator or manager for any other person or entity, even though such person or entity may engage in business activities similar to those of the Trust, the Owner Trustee or the Indenture Trustee.

            8. Term of Agreement; Resignation and Removal of General
               Administrator.

            (a) This Agreement shall continue in force until the dissolution, liquidation or other termination of the Trust, upon which event this Agreement shall automatically terminate.

            (b) The General Administrator shall not be permitted to resign from the obligations and duties hereby imposed on it, except upon the determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the General Administrator shall be evidenced by an opinion of counsel to such effect delivered to the Owner Trustee on behalf of the Trust.

            (c) Subject to Section 8(e) of this Agreement, the Trust may remove the General Administrator without cause by providing the General Administrator with at least 60 days' prior written notice.


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

            (d) Subject to Section 8(e) of this Agreement, at the sole option of the Trust, the General Administrator may be removed immediately upon written notice of termination from the Trust to the General Administrator if any of the following events shall occur:

             (i) the General Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Owner Trustee on behalf of the Trust);

            (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the General Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the General Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

           (iii) the General Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the General Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts generally as they become due.

            The General Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Trust, the Owner Trustee and the Indenture Trustee within seven days following the occurrence of such event.

            (e) No resignation or removal of the General Administrator pursuant to this Section shall be effective unless and until (i) a successor General Administrator shall have been appointed by the Depositor (with the consent of the Owner Trustee, which consent shall not be unreasonably withheld) and (ii) such successor General Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the predecessor General Administrator is bound hereunder.

            (f) The appointment of any successor General Administrator shall be effective only after each Rating Agency, after having been given ten days prior notice of such proposed appointment, shall have confirmed in writing that such appointment will not result in a qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of the Bonds.


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

            9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of any termination of this Agreement pursuant to Section 8(a) of this Agreement or the resignation or removal of the General Administrator pursuant to Section 8(b), 8(c) or 8(d) of this Agreement, respectively, the General Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The General Administrator shall forthwith upon such termination pursuant to
Section 8(a) of this Agreement deliver to the Trust all property and documents of or relating to the Bonds or the Collateral then in the custody of the General Administrator. In the event of the resignation or removal of the General Administrator pursuant to Section 8(b), 8(c) or 8(d) of this Agreement, respectively, the General Administrator shall cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the duties of the General Administrator.

            10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

            (a)   if to the Trust or Owner Trustee, to:

                  CRIIMI MAE Commercial Mortgage Trust [I]
                  c/o _____________________
                  _________________________
                  _________________________
                  Attention:  CRIIMI MAE Commercial Mortgage Trust [I],
                              Series 199__-__

            (b)   If to the General Administrator, to:
                  ________________________________
                  ________________________________
                  ________________________________
                  Facsimile number: ______________
                  Attention:  ____________________

                  with a copy to:

                  ________________________________
                  ________________________________
                  Attention:  ____________________

            (c)   If to the Indenture Trustee, to:
                  ________________________________
                  ________________________________
                  ________________________________
                  Facsimile number: ______________
                  Attention:  ____________________

s
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

or to such other address as any such party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

            11. Amendments.

            (a) This Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment be accompanied by the written consent of the Indenture Trustee and an opinion of counsel shall be furnished to the Indenture Trustee stating that such amendment complies with the provisions of this Section.

            (b) If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Bonds are outstanding (i.e. technical in nature), it shall not be necessary to obtain the consent of any Bondholder to such amendment, but the Indenture Trustee shall be furnished with an opinion of counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Bondholder.

            (c) If the purpose of the amendment is to add or eliminate or change any provision of this Agreement other than as contemplated in clause (b) above, it shall not be necessary to obtain the consent of any Bondholder to such amendment, but such amendment shall not be effective unless the Indenture Trustee shall have been furnished with a letter from each Rating Agency confirming that such amendment will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any Class of the Bonds.

            12. Successors and Assigns. This Agreement shall not be assigned by the General Administrator unless (i) such assignment is previously consented to in writing by the Trust [and the Indenture Trustee], (ii) each Rating Agency, after having been given 10 days' prior written notice of such assignment, shall have confirmed in writing confirming that such assignment will not result in a qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of the Bonds and (iii) the assignee shall have agree in writing to be bound by the terms of this Agreement in the same manner as the predecessor General Administrator is bound hereunder. Notwithstanding the preceding sentence, the General Administrator may be merged with or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the General Administrator shall be a party, or any Person succeeding to the business of the General Administrator, shall be the successor of the General Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto [; provided, however, that no such successor or resulting Person shall succeed to the rights or duties of the General Administrator hereunder unless each Rating Agency shall have confirmed in writing that such succession will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any Class of the Bonds]. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.


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

            13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [NEW YORK], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

            15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

            16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            17. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been executed by __________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall ________________ in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust.

            18. Third-Party Beneficiary. The Indenture Trustee on behalf of the Bondholders is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                                 * * * * * * * *


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

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              CRIIMI MAE TRUST I

                              By:   ____________________, not in its individual
                                    capacity but solely as Owner Trustee


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                              ________________________________,
                              as General Administrator

                              By:   ___________________________,
                                    its general partner

                              By:
                                  -----------------------------------
                              Name:
                              Title: